Exhibit 23.2
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT
We consent to the incorporation by reference of our report dated April 13, 2006, with respect to the consolidated financial statements of CytoCore Inc. (formerly Molecular Diagnostics, Inc.) included in the Annual Report on Form 10-KSB for the year ended December 31, 2006, in the following registration statements:
(1)	Registration Statement Number 333-97863 on Form S-8

(2)	Registration Statement Number 333-61666 on Form S-4 (as amended)
/S/ Altschuler, Melvoin and Glasser LLP
Chicago, Illinois
April 16, 2007